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                                                                EXHIBIT 99.4

                                    IMP, INC.
                                STOCK OPTION PLAN
                 (AS AMENDED AND RESTATED THROUGH MAY 15, 1996)

                                   ARTICLE ONE
                                     GENERAL

       I.      PURPOSES OF THE RESTATED PLAN

               This IMP, Inc. Stock Option Plan (the "Plan"), is intended to promote the interests of IMP, Inc., a Delaware corporation (the "Company"), by providing a method whereby key employees and key consultants of the Company or its parent or subsidiary corporations who perform valuable services for the Company and its parent and subsidiary corporations and the non-employee members of the Company's Board of Directors may be offered incentives or rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company or its parent and subsidiary corporations.

               For purposes of the Plan, each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a SUBSIDIARY of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Each corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a PARENT of the Company, provided each such corporation (other than the Company) in the unbroken chain owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      II.      ADMINISTRATION OF THE PLAN

               A. A Committee of two (2) or more non-employee Board members appointed by the Board (the "Primary Committee") shall have sole and exclusive authority to administer the Discretionary Option Grant Program of Article Two with respect to Section 16 Insiders. No non-employee Board member shall be eligible to serve on the Primary Committee if such individual has, during the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee received an option grant or stock award under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company (or any parent or subsidiary), other than pursuant to the automatic option grant provisions of Article Three. For purposes of the Plan,
SECTION 16 INSIDER shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

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               B. Administration of the Discretionary Option Grant Program of
Article Two with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or in a Secondary Committee of one (1) or more Board members appointed by the Board (the "Secondary Committee"), or the Board may retain the power to administer that program with respect to all such persons. The Board may provide the Secondary Committee with exclusive authority to administer the Discretionary Option Grant Program with respect to non-Section 16 Insiders or may provide the Secondary Committee with such authority on a separate but concurrent basis with the Primary Committee so that both such committees may make grants under the Discretionary Option Grant Program to non-Section 16 Insiders. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company (or any parent or subsidiary).

               C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

               D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program of Article Two and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any stock option thereunder.

               E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

               F. Administration of the Automatic Option Grant Program of Article Three shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     III.      ELIGIBILITY FOR OPTION GRANTS

               A. The persons eligible to receive options pursuant to the Discretionary Option Grant Program shall be limited to the following individuals: (i) key Employees (including officers and directors) and key consultants of the Company or its parent or subsidiary corporations as the

                                       2.

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Plan Administrator shall select from time to time and (ii) the non-employee
Board members (other than those at the time serving as members of the Primary Committee). Non-employee Board members (including those at the time serving as members of the Primary Committee) shall also be eligible to receive one or more option grants pursuant to the provisions of the Automatic Option Grant Program.

               B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine the number of shares to be covered by each grant made under the Discretionary Option Grant Program of Article Two, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to be granted and is to become exercisable, and the maximum term for which the option is to be outstanding.

      IV.      STOCK SUBJECT TO THE PLAN

               A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock, $.001 par value per share ("Common Stock"). The maximum number of shares which may be issued over the term of the Plan shall not exceed 5,427,000* shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with Section IV.D below.

               B. In no event may which any one individual participating in the Plan be granted stock options or separately exercisable stock appreciation rights for more than 1,000,000 shares of Common Stock in the aggregate over the term of the Plan, subject to periodic adjustment in accordance with the provisions of Section IV.D of this Article One. However, for purposes of such limitation, any stock options or stock appreciation rights granted prior to July 31, 1994 shall not be taken into account.

               C. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with
Section V of Article Two of the Plan or Section III of Article Three of the Plan and all share issuances under the Plan, whether or not subsequently repurchased by the Company pursuant to

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     * The share reserve includes the 750,000 share increase authorized by the
Board on May 15, 1996, subject to stockholder approval at the 1996 Annual Meeting. From and after June 30, 1996, the maximum number of shares which may be issued under the Plan shall not exceed 3,009,908 shares, subject to adjustment under Section IV.D.

                                       3.

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its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under this Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

               D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, recapitalization or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan, (iii) the number and/or class of securities for which options are to be granted to newly-elected or continuing non-employee Board members pursuant to the automatic grant provisions of Article Three and (iv) the number and/or class of securities and the option price per share in effect under each outstanding option (including automatic grants made under Article Three) in order to prevent the dilution or enlargement of benefits thereunder.


                                       4.

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                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

       I.      TERMS AND CONDITIONS OF OPTIONS

               Discretionary option grants under the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only receive non-statutory options under the Plan. Each such discretionary grant shall be evidenced by an instrument in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, comply with the applicable provisions of Section II.

               A.     Option Price.

                      1. The option price per share shall be fixed by the Plan Administrator but shall in no event be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of grant (the "Grant Date"). For such purpose, the Grant Date shall be the date on which the Plan Administrator approves the option or, if later, the date the optionee commences Service (as defined below in Section I.C.6 of this Article Two).

                      2. If any individual to whom an Incentive Option or a non-statutory option is to be granted pursuant to the provisions of the Plan is on the Grant Date the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the Grant Date.

                      3. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two, be payable in one of the alternative forms specified below:

                    (i) payment in cash or check payable to the Company's order;

        or

                    (ii) payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or


                                       5.

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                    (iii) to the extent the option is exercised for vested
        shares, payment through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a Companydesignated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such broker-dealer.

               For purposes of this subparagraph 3, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                    4. The fair market value per share of Common Stock on any relevant date under subparagraph 1, 2 or 3 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                      (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such prices are officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               B. Term and Exercise of Options. Each option granted under the Plan shall become exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the Grant Date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall

                                       6.

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not be assignable or transferable by the optionee except for any transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

               C. Effect of Termination of Service.

                  1. Should an optionee cease to remain in Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then each such option shall in no event remain exercisable for more than a twelve (12) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the option) following the date of such cessation of Service. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during the applicable twelve (12) month or shorter period, be exercisable only to the extent of the number of vested shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, the option shall immediately, upon the optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not otherwise at that time exercisable for vested shares.

                  2. Should the optionee cease Service and thereafter die while holding one or more outstanding options under the Plan, then each such option may be exercised, but only to the extent of the number of vested shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service (less any shares for which the option is subsequently exercised by optionee prior to his or her death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of
(i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  3. Should the optionee die prior to cessation of Service, then each option under the Plan held by such optionee at the time of death may be subsequently exercised, for all or any part of the vested shares of Common Stock at the time subject to such option, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of
(i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  4. If (i) the optionee's Service is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee

                                       7.

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makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event each outstanding option held by the optionee under the Plan shall immediately terminate and cease to be exercisable.

                  5. Notwithstanding subparagraphs 1 and 2 above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any while the option remains outstanding, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following cessation of Service as provided in Section I.C.1 above or following the Employee's death as provided in Section I.C.2 or Section I.C.3 above, the option may be exercised not only with respect to the number of vested shares for which it is exercisable at the time of the optionee's cessation of Service or death but also with respect to one or more subsequent installments of purchasable shares in which the optionee would otherwise have vested had such cessation of Service not occurred.

                  6. For purposes of the foregoing provisions of this Section I of Article Two (and all other provisions of the Plan), unless it is specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the shares purchased under such option, the optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Company or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

               D. Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for those shares. No adjustment shall be made for dividends or distributions (whether paid in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

               E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to repurchase by the Company in accordance with the following provisions:

                  1. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the optionee cease Service while holding such unvested shares, then the Company shall have the right to repurchase, at the option exercise price paid per share, any or all of those unvested shares. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the

                                       8.

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expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.

                  2. The Plan Administrator may assign the Company's repurchase rights under subparagraph 1 above to any person or entity selected by the Plan Administrator, including one or more stockholders of the Company.

                  3. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of Article Two, except to the extent that: (i) any such repurchase right is, in connection with the Corporate Transaction, to be assigned to the successor corporation (or parent thereof) or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is granted.

     II.       INCENTIVE OPTIONS

               The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Only Employees may be granted Incentive Options. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

               A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value per share of Common Stock on the Grant Date.

               B. Dollar Limitation. The aggregate fair market value (determined as of the respective Grant Date or Dates) of the Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options shall be applied on the basis of the order in which such options are granted.

               C. 10% Stockholder. If any Employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the Grant Date a 10% Stockholder, then the option shall not have a term in excess of five (5) years from the Grant Date.

               Except as modified by the preceding provisions of this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

    III.       CORPORATE TRANSACTION

                                       9.

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               A. In the event of one or more of the following
stockholder-approved transactions (a "Corporate Transaction"):

                      (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                      (iii) any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the
specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares. However, no such acceleration of the outstanding options under the Plan shall occur if and to the extent (i) the outstanding options are, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of the options is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall, except to the extent assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

               B. If the Company is the surviving entity in any merger or other business combination, then each option which remains outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for the option shares shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of such merger or business combination.

               C. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent

                                       10.

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such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

               D. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.       CANCELLATION AND NEW GRANT OF OPTIONS

               The Primary Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan (other than the automatic grants made pursuant to Article Three) and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the new Grant Date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option or, in the case of a 10% Stockholder, one hundred ten percent (110%) of such fair market value).

      V.       SURRENDER OF OPTIONS FOR CASH OR STOCK

               A. One or more option holders may be granted, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the fair market value (on the surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for those vested shares.

               B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               C. If the surrender of an option is rejected by the Plan Administrator, then the option holder shall retain whatever rights the option holder had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of
(i) the expiration of the five (5)-business day period following receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

                                       11.

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               D. Notwithstanding the foregoing provisions of this Section V, one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent exercisable for vested shares of Common Stock, upon the occurrence of a Hostile Take-Over (as defined below), and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the fair market value (on the cancellation date) of the number of shares in which the optionee is at the time vested under the cancelled option or cancelled portion over (ii) the Take-Over Price (as defined below) payable for such vested shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance (if any) of each such option shall continue in full force and effect in accordance with the terms and conditions of the instrument evidencing such grant.

               E. For purposes of Section V.D, the following definitions shall be in effect:

                      A Hostile Take-Over shall be deemed to occur in the event
        (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Section 16 Insiders.

                      The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of option cancellation, as determined pursuant to the valuation provisions of Section I.A.4 of this Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

               F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

     VI.       FINANCING

               The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options under this Article Two of the Plan by (a) authorizing the extension of a loan to such optionee from the Company or (b) permitting the optionee to pay the

                                       12.

option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion; provided, however, that loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of the aggregate option price of the purchased shares (less their par value), plus any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this Section VI shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

    VII.       EXTENSION OF EXERCISE PERIODS

               The Plan Administrator shall have full power and authority exercisable in its sole discretion to extend, at the time the option is granted or at any time the option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's cessation of Service from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the specified expiration date of the option term.

                                       13.

                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

      I.       AUTOMATIC GRANTS

               A. Grant Dates. Option grants shall be made pursuant to the provisions of this Article Three as follows:

                    (i) Each individual who is serving as a Board member on the date of the 1989 Annual Stockholders Meeting and is neither an employee of the Company nor any of its parent or subsidiary corporations shall automatically be granted on such date a non-statutory option under the Plan to purchase 20,000 shares of Common Stock.

                    (ii) Each individual who first becomes a non-employee Board member after the date of the 1989 Annual Stockholders Meeting, whether through appointment by the Board or election by the Company's stockholders, shall, on the date of such election or appointment, receive an automatic option grant to purchase 20,000 shares of Common Stock.

                    (iii) Each individual who continues to serve as a non-employee Board member shall receive additional automatic option grants, each for 20,000 shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant shall be made on the later of (A) the date of the 1994 Annual Stockholders Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual under this Article Three, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants for 20,000 shares each shall be made to such individual at every fourth Annual Stockholders Meeting thereafter over such individual's period of continued service as a non-employee Board member.

               B. Limitation. Except for the automatic grants to be made pursuant to the provisions of this Article Three, non-employee Board members shall not be eligible to receive any additional option grants under this Plan or any other stock plan of the Company (or its parent or subsidiary corporations).

               C. Adjustment. The number and/or class of securities subject to each automatic option grant to be made to the non-employee Board members under this Article Three shall be subject to periodic adjustment pursuant to the applicable provisions of Section IV.D of Article One.

     II.       TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Option Price. The option price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

                                       14.

               B. Payment. The option price shall be payable in one of the alternative forms specified below:

                    (i) payment in cash or check payable to the Company's order;

        or

                    (ii) payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                    (iii) to the extent the option is exercised for vested shares, payment through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a Company-designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such broker-dealer.

               For purposes of this Section II.B, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.4 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

               C. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

               D. Exercisability. Each automatic grant shall become exercisable for all the option shares upon the optionee's completion of six (6) months of Board service measured from the automatic grant date, but any shares purchased under the option shall be subject to the repurchase rights of the Company under
Section II.E of this Article Three.

               E. Repurchase Right. The shares purchased under each automatic option grant shall be subject to repurchase by the Company, at the option price paid per share, in the event the optionee ceases to serve as a Board member. However, the Company's repurchase right shall lapse in accordance with the following schedule:

                      (i) The repurchase right will lapse with respect to 25% of the option shares upon the optionee's completion of one year of Board service measured from the automatic grant date.

                                       15.

                      (ii) The repurchase right will lapse with respect to the remaining option shares in a series of thirty-six (36) successive equal monthly installments over the optionee's period of continued Board service, with the first such installment to lapse on the 13th calendar month after the automatic grant date.

                      (iii) The repurchase right shall also terminate in its entirety should any of the following events occur prior to the optionee's cessation of Board service: (A) the death or permanent disability of the optionee, (B) a Change in Control under Section III of this Article Three or (C) a Corporate Transaction under Section III of this Article Three.

               F. Non-Transferability. During the lifetime of the optionee, the option, together with the special stock appreciation right pertaining to such option under Section III.C of this Article Three, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for any transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

               G. Effect of Termination of Board Membership.

                    1. Should the optionee cease to serve as a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then the optionee shall have a six (6)-month period following the date of such cessation of Board service in which to exercise that option for any or all of the shares of Common Stock in which the optionee is vested at the time of such cessation of Board service. The option shall immediately, upon the optionee's cessation of Board service for any reason, terminate and cease to be outstanding with respect to any option shares in which the optionee is not otherwise at that time vested.

                    2. Should the optionee die while a Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock in which the optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The right to exercise such option shall terminate upon the earlier of (i) the first anniversary of the optionee's death or (ii) the expiration date of the option term.

                    3. For purposes of this Article Three, an optionee will be deemed to remain in Board service for so long as such optionee remains a member of the Board or of the board of directors of any parent or subsidiary corporation of the Company.

                    4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the

                                       16.

expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable with respect to any vested option shares for which the option has not otherwise been exercised.

               H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by that option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares. No adjustment shall be made for dividends or distributions (whether paid in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

               I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Employee Director Automatic Grant Agreement attached as Exhibit A to the Plan.

    III.       CORPORATE TRANSACTION/CHANGE IN CONTROL/
               HOSTILE TAKE-OVER

               A. In the event of any Corporate Transaction (as such term is defined in Section III of Article Two above), the option shares at the time subject to each automatic option grant outstanding under this Article Three shall immediately vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of those shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, unless assumed by the successor corporation or parent thereof.

               B. In the event of any Change in Control of the Company, the option shares at the time subject to each automatic option grant outstanding under this Article Three shall immediately vest in full so that each such option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of those shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                    (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

                                       17.

                    (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

               C. Upon the occurrence of a Hostile Take-Over, each automatic option grant at the time outstanding under this Article Three shall automatically be cancelled, provided that option has been so outstanding for a period of at least six (6) months. The optionee shall in return receive a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not those shares are vested) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

               D. Hostile Take-Over shall have the meaning assigned to such term in Section V.E of Article Two, and the Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.4 of Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over.

               E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

               F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.       AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

               The provisions of this Automatic Option Grant Program, and any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                       18.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

      I.       AMENDMENT OF THE PLAN

               The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with Section IV of Article Three. In addition, the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of shares issuable under the Plan or the number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan, except for permissible adjustments under Section IV.D of Article One or Section III.B of Article Two, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

     II.       EFFECTIVE DATE AND TERM OF PLAN

               A. The Company's 1981 Stock Option Plan was initially adopted by the Board in October 1981. The 1981 Stock Option Plan was restated in its entirety by the Board on December 16, 1986, and such restatement was approved by the stockholders on February 26, 1987. The Plan as so restated was subsequently amended on several occasions, and those amendments were approved by the Company's stockholders on August 3, 1988 and August 2, 1989. On May 13, 1992, the Plan was further restated by the Board, and the 1992 restatement was subsequently approved by the Company's stockholders. On August 18, 1994, the Plan was again restated to authorize the automatic option grants provided pursuant to Section I.A.(iii) of Article Three. Such restatement was approved by the Company's stockholders at the 1995 Annual Meeting. On November 8, 1995 the Board further amended the Plan to authorize the appointment of a secondary committee of Board Members to administer the Discretionary Option Grant Program of Article Two of the Plan with respect to individuals other than Section 16 Insiders.

               B. The provisions of the 1994 restatement shall apply only to options granted under the Plan on or after August 18, 1994. All options issued and outstanding under the Plan prior to such date shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in the 1994 restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options.

               C. The special sale and remittance procedure for the exercise of outstanding options under the Plan shall be in effect for all currently-outstanding options which already

                                       19.

include such procedure as a method of exercise and for all options granted after May 13, 1992. In addition, such procedure shall be available for all non-statutory options currently held by officers and directors which do not otherwise include such procedure and for any disqualifying dispositions of Incentive Option shares effected after May 13, 1992.

               D. The Plan was amended on May 15, 1996 to (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 750,000 shares and (ii) allow the non-employee Board members (other than those at the time serving as members of the Primary Committee). However, no shares granted on the basis of the 750,000-share increase to the Plan shall become exercisable in whole or in part unless and until such increase is approved by the Corporation's stockholders. Should such stockholder approval not be obtained at the 1996 Annual Meeting, then any options granted on the basis of the 750,000-share increase shall terminate without ever becoming exercisable for any of the option shares, and no further option grants shall be made on the basis of such share increase. In addition, without such stockholder approval, the non-employee Board members (other than those serving on the Primary Committee) shall not become eligible to receive option grants under the Discretionary Option Grant Program, but will continue to participate in the Automatic Option Grant Program.

               E. Unless sooner terminated in accordance with Section III of Articles Two and Three, the Plan shall terminate upon the earlier of (i) August 16, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of options or stock appreciation rights granted hereunder. If the date of termination is determined under clause (i) above, then any options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

               F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the stockholders of the Company and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

    III.       USE OF PROCEEDS

               Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     IV.       MISCELLANEOUS PROVISIONS

               A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the

                                       20.

procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

               B. Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary) for any period of specific duration, and the Company (or such parent or subsidiary corporation) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                       21.